Exhibit 10.04a
AMENDMENT NO. 1 TO THE
CONTINUITY AGREEMENT
BY AND BETWEEN
ROHM AND HAAS COMPANY (THE “COMPANY”)
AND (“EXECUTIVE”)
     WHEREAS, the Executive and the Company are parties to that certain Continuity Agreement, dated as of July 1, 2001, as amended December 4, 2006 and October 28, 2008 (the “Continuity Agreement”); and
     WHEREAS, the Company and Executive wish to amend the terms of the Continuity Agreement effective as of January 8, 2009, on the terms and conditions set forth herein;
     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:
     1. Section 8 of the Continuity Agreement is hereby amended by adding the following sentence at the end thereof:
(d) In the event that the Company or an Employer fails to pay any amount to the Executive at the time(s) required by this Agreement, the Company or such Employer, as applicable, shall be required to pay the Executive such amount, plus interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code on such amount for the period during which payment of such amount is delayed.
     2. A new Section 19 is added to the Continuity Agreement:
19. Entire Agreement. From and after the Effective Date, this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof, provided that nothing herein shall limit any other rights that the Executive may have under any compensation or benefits plan, program, policy, agreement or arrangement. In the event that the Executive experiences a Termination, anything to the contrary in any non-competition agreement or arrangement (or plan, policy, program, agreement or arrangement containing a post-employment non-competition or similar covenant or other restriction) by and between the Executive and the Company (or any of its affiliates), the Executive shall not be subject to any post-employment non-competition restrictions or similar restrictions.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

Rohm and Haas Company

January 8, 2009	By:
Name:
Title:

January 8, 2009

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